                                                                    CONFIDENTIAL

                                                                  Exhibit (d)(1)


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             Career Holdings, Inc.,

                             CB Merger Sub, Inc. and

                              HeadHunter.NET, Inc.

                           Dated as of August 24, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     THE CASH TENDER OFFER........................................... 2
1.1      The Offer............................................................ 2
         ---------
1.2      Company Actions...................................................... 4
         ---------------
1.3      Directors............................................................ 6
         ---------
ARTICLE II    THE MERGER...................................................... 8
2.1      The Merger........................................................... 8
         ----------
2.2      Closing.............................................................. 8
         -------
2.3      Effective Time....................................................... 8
         --------------
2.4      Effects of the Merger................................................ 8
         ---------------------
2.5      Articles of Incorporation and By-Laws................................ 8
         -------------------------------------
2.6      Directors and Officers............................................... 9
         ----------------------
ARTICLE III   CONVERSION OF SECURITIES IN THE MERGER.......................... 9
3.1      Effect of Merger on Capital Stock.................................... 9
         ---------------------------------
3.2      Exchange of Certificates.............................................10
         ------------------------
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................12
4.1      Organization, Standing and Power; Subsidiaries.......................12
         ----------------------------------------------
4.2      Capitalization.......................................................14
         --------------
4.3      Authority; No Conflict; Required Filings and Consents................15
         -----------------------------------------------------
4.4      SEC Filings; Financial Statements; Information Provided..............18
         -------------------------------------------------------
4.5      Absence of Undisclosed Liabilities...................................19
         ----------------------------------
4.6      Absence of Certain Changes or Events.................................19
         ------------------------------------
4.7      Taxes................................................................19
         -----
4.8      Real Properties......................................................22
         ---------------
4.9      Intellectual Property................................................22
         ---------------------
4.10     Agreements, Contracts and Commitments................................24
         -------------------------------------
4.11     Litigation; Product Liability........................................26
         -----------------------------
4.12     Environmental Matters................................................26
         ---------------------
4.13     Employee Benefit Plans...............................................29
         ----------------------
4.14     Compliance With Laws.................................................32
         --------------------
4.15     Permits..............................................................32
         -------
4.16     Labor Matters........................................................32
         -------------
4.17     Insurance............................................................32
         ---------
4.18     Affiliate Transactions...............................................33
         ----------------------
4.19     Assets...............................................................33
         ------
4.20     Warranty.............................................................33
         --------
4.21     Customers and Suppliers..............................................33
         -----------------------
4.22     Opinion of Financial Advisor.........................................34
         ----------------------------
4.23     Rights Agreement.....................................................34
         ----------------
4.24     Brokers..............................................................34
         -------
ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
              THE MERGER SUB..................................................34
5.1      Organization, Standing and Power.....................................34
         --------------------------------
5.2      Authority; No Conflict; Required Filings and Consents................35
         -----------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

5.3      Information Provided.................................................36
         --------------------
5.4      Interim Operations of the Merger Sub.................................36
         ------------------------------------
5.5      Financing............................................................36
         ---------
ARTICLE VI   CONDUCT OF BUSINESS..............................................37
6.1      Conduct Prior to Effective Time......................................37
         -------------------------------
6.2      Confidentiality......................................................40
         ---------------
ARTICLE VII  ADDITIONAL AGREEMENTS............................................40
7.1      No Solicitation......................................................40
         ---------------
7.2      Efforts; Consents, Notices and Approvals.............................43
         ----------------------------------------
7.3      Notification of Certain Matters......................................44
         -------------------------------
7.4      Company Stockholder Approval of the Merger...........................45
         ------------------------------------------
7.5      Access to Information................................................46
         ---------------------
7.6      Public Disclosure....................................................47
         -----------------
7.7      Indemnification......................................................47
         ---------------
7.8      Company Stock Options; Warrants; Convertible Debt....................48
         -------------------------------------------------
7.9      Employee Stock Purchase Plan.........................................50
         ----------------------------
7.10     Stockholder Litigation...............................................50
         ----------------------
7.11     401(k) Plan..........................................................50
         -----------
ARTICLE VIII CONDITIONS.......................................................50
8.1      Conditions to Obligation of Each Party to Effect the Merger .........50
         -----------------------------------------------------------
ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER................................51
9.1      Termination..........................................................51
         -----------
9.2      Effect of Termination................................................52
         ---------------------
9.3      Fees and Expenses....................................................52
         -----------------
9.4      Amendment............................................................53
         ---------
9.5      Extension; Waiver....................................................53
         -----------------
9.6      Procedure for Termination, Amendment, Extension or Waiver............53
         ---------------------------------------------------------
ARTICLE X    MISCELLANEOUS....................................................54
10.1     Nonsurvival of Representations and Warranties........................54
         ---------------------------------------------
10.2     Notices..............................................................54
         -------
10.3     Entire Agreement.....................................................55
         ----------------
10.4     No Third Party Beneficiaries.........................................55
         ----------------------------
10.5     Assignment...........................................................55
         ----------
10.6     Severability.........................................................55
         ------------
10.7     Counterparts and Signature...........................................56
         --------------------------
10.8     Interpretation.......................................................56
         --------------
10.9     Governing Law........................................................56
         -------------
10.10    Remedies.............................................................56
         --------
10.11    Submission to Jurisdiction...........................................57
         --------------------------
10.12    WAIVER OF JURY TRIAL.................................................57
         --------------------

                             TABLE OF DEFINED TERMS

Defined Term                                                        Section
------------                                                        -------
Acquisition Agreement                                               7.1
Acquisition Proposal                                                7.1
Affiliate                                                           1.3
Agreement                                                           Introduction
Article 13                                                          3.1(b)
Certificate of Merger                                               2.3
Certificate                                                         3.2
Closing                                                             2.2
Closing Date                                                        2.2
Code                                                                1.1
Company                                                             Introduction
Company Balance Sheet                                               4.4
Company Board                                                       1.2
Company Common Stock                                                Introduction
Company Credit Agreement                                            7.8(e)
Company Disclosure Schedule                                         Article IV
Company Employee Plans                                              4.13
Company Financial Statements                                        4.4
Company Intellectual Property                                       4.9(b)
Company Leases                                                      4.8
Company Permits                                                     4.15
Company SEC Reports                                                 4.4
Company Stockholders Meeting                                        7.4
Company Stock Options                                               4.2
Company Stock Plans                                                 4.2
Company Warrants                                                    4.2
Confidential IP Information                                         4.9(e)
Confidentiality Agreement                                           6.2
Contamination                                                       4.12(b)(ii)
Dissenting Shares                                                   3.1
D&O Insurance                                                       7.7(b)
Effective Time                                                      2.3
Employee Benefit Plan                                               4.13
Environmental Law                                                   4.12
ERISA                                                               4.13
ERISA Affiliate                                                     4.13
ESPP                                                                7.9
Exchange Act                                                        1.1
Exchange Fund                                                       3.2
Fairness Opinion                                                    4.22

                             TABLE OF DEFINED TERMS

Defined Term                                                        Section
------------                                                        -------
Financial Advisor                                                   4.22
GAAP                                                                4.4(b)
GBCC                                                                Introduction
Governmental Entity                                                 3.2(e)
Hazardous Substance                                                 4.12
HSR Act                                                             4.3
HSR Condition                                                       Annex I
Independent Directors                                               1.3
Insurance Policies                                                  4.17
Intellectual Property                                               4.9
Letter of Transmittal                                               1.1
Liens                                                               4.19
Material Adverse Effect                                             4.1
Material Customer                                                   4.21
Merger                                                              Introduction
Merger Consideration                                                3.1
Merger Sub                                                          Introduction
Merger Sub Designees                                                1.3
Minimum Condition                                                   1.1(a)
Offer                                                               Introduction
Offer Consideration                                                 1.1
Offer to Purchase                                                   1.1
Offer Documents                                                     1.1
Omnicom Credit Agreement                                            4.3(d)
Ordinary Course of Business                                         4.5
Outside Date                                                        9.1
Parent                                                              Introduction
Paying Agent                                                        3.2
Preferred Stock                                                     4.2
Proxy Statement                                                     7.4
Release                                                             4.12(b)(iii)
Representatives                                                     7.1
Rights                                                              Introduction
Rights Agreement                                                    Introduction
Rights Agreement Amendment                                          4.23
Schedule TO                                                         1.1
Schedule 14D-9                                                      1.2
SEC                                                                 1.1

                             TABLE OF DEFINED TERMS

Defined Term                                                        Section
------------                                                        -------
Securities Act                                                      1.3(a)
Shares                                                              Introduction
Software                                                            4.9(g)
Specified Time                                                      7.1
Stockholder Agreements                                              Introduction
Subsidiary                                                          4.1
Superior Proposal                                                   7.1
Surviving Corporation                                               2.1
Taxes                                                               4.7
Tax Returns                                                         4.7
Third Party Intellectual Property                                   4.9(b)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 24, 2001, is by and among Career Holdings, Inc., a Delaware corporation (the "Parent"), CB Merger Sub, Inc., a Georgia corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), and HeadHunter.NET, Inc., a Georgia corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company have determined that it would be advisable and in the best interests of their respective stockholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in furtherance of such acquisition, the Merger Sub will make a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of common stock, $0.01 par value per share (the "Company Common Stock"), of the Company, including the associated junior participating preferred stock purchase right (the "Rights" and, together with the Company Common Stock, the "Shares") issued pursuant to a Shareholder Protection Rights Agreement, dated as of April 15, 2000, between the Company and American Stock Transfer and Trust Company, as amended by Amendment No. 1 to the Shareholder Protection Rights Agreement, dated as of February 27, 2001 (the "Rights Agreement"), at a price of $9.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, to effectuate such acquisition, following consummation of the Offer, the Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in such merger (the "Merger");

         WHEREAS, in connection with such acquisition, the Parent and the Merger Sub have entered into certain Stockholder Agreements, dated as of the date hereof (collectively, the "Stockholder Agreements") with certain of the stockholders of the Company; and

         WHEREAS, the Board of Directors of the Company has (i) determined that the Offer and the Merger are fair to, and in the best interest of, the Company and its stockholders; (ii) approved this Agreement and the Stockholder Agreements and the transactions contemplated hereby and thereby, including the Offer and the Merger, in accordance with the Business Corporation Code of the State of Georgia (the "GBCC") and (iii) resolved to recommend that the holders of the Shares accept the Offer and approve this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Merger Sub and the Company agree as follows:

                                   ARTICLE I

                              THE CASH TENDER OFFER
                              ---------------------

1.1      The Offer.
         ---------

         (a) Commencement of the Offer; Acceptance of Shares. Subject to the
             -----------------------------------------------
terms and conditions of this Agreement, as soon as practicable after the date of this Agreement, the Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), within seven business days of the public announcement of this Agreement by the Parties, the Offer to purchase any and all outstanding Shares at a price of $9.25 per Share, net to the seller in cash, without interest thereon (the "Offer Consideration"). On the terms and subject to the prior satisfaction or waiver of the conditions of the Offer and this Agreement, the Merger Sub shall accept for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer as soon as legally permitted to do so under applicable law and shall pay for all such Shares promptly after acceptance. The obligation of the Parent and the Merger Sub to commence the Offer and to accept for payment and pay for Shares validly tendered in the Offer and not properly withdrawn shall be subject to the condition that there shall be validly tendered and not withdrawn immediately prior to the expiration of the Offer such number of Shares that would constitute at least a majority of the Shares that in the aggregate are outstanding determined on a fully diluted basis (after giving maximum effect to the exercise of all options, warrants and other rights to purchase, and the conversion or exchange of all securities convertible or exchangeable into, Shares outstanding at the expiration date of the Offer, whether or not vested, exercised or converted at the time of determination) (the "Minimum Condition") and to the conditions set forth in Annex I to this Agreement. Subject to the terms and conditions of the Offer and this Agreement, the Merger Sub shall, and the Parent shall cause the Merger Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that the Merger Sub becomes obligated to accept for payment, as soon as legally permitted to do so under applicable law, after the expiration of the Offer, and in any event in compliance with the obligations respecting prompt payment pursuant to Rule 14e-1(c) under the Exchange Act.

         (b) Expiration Date; Extensions and Amendments; Subsequent Offering
             ---------------------------------------------------------------
Period. The initial expiration date of the Offer shall be the 20th business day
------
after commencement of the Offer (determined in accordance with Rules 14d-1(g)(3) and 14d-2 under the Exchange Act). The Merger Sub expressly reserves the right, subject to compliance with the Exchange Act, to waive, amend or modify any term or condition of the Offer in its sole discretion; provided, however, that, without the prior consent of the Company, the Merger Sub shall not:

                  (i) change the form of consideration payable in the Offer, decrease the Offer Consideration or decrease the number of Shares sought pursuant to the Offer;

                  (ii) extend the expiration date of the Offer except (A) as required by applicable law (including for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof), (B) that if, immediately prior to the scheduled expiration date of the Offer (as it may be extended), any condition to the Offer has not been satisfied or waived, the Merger Sub may, in its sole discretion, extend the expiration date of the Offer for one or more periods (not in excess of 10 business days each), (C) that if, immediately prior to the scheduled expiration date of the Offer (as it may be extended), the Shares validly tendered and not properly withdrawn pursuant to the Offer constitute at least the Minimum Condition but less than 90% of the outstanding Shares, the Merger Sub may, in its sole discretion, extend the Offer for one or more periods not to exceed an aggregate of five business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, (D) in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC, or
         (E) in the Merger Sub's sole discretion, for any other reason for one or more periods not to exceed an aggregate of five business days;

                  (iii) amend or waive the Minimum Condition;

                  (iv) amend any material term of the Offer in any manner adverse to holders of Shares; or

                  (v)   impose any condition to the Offer not set forth in Annex
         I. The Merger Sub may, without the consent of the Company, elect to provide a subsequent offering period for the Offer in accordance with Rule 14d-11 of the Exchange Act following its acceptance for payment of Shares in the Offer.

         Notwithstanding the foregoing, subject to the provisions of Section 9.1(b)(i)(y), if on the initial expiration date of the Offer or any subsequent expiration date (related to an extension of the Offer), (x) the HSR Condition (as defined in Annex I) has not been satisfied or (y) any of the events set forth in clauses (ii)(A) or (B) of Annex I shall have occurred and be continuing and the Company shall be contesting such event to the extent required by Section
7.2 (and the condition in Annex I with respect to the applicable clause shall not have been waived by the Merger Sub) then, in each such case, the Merger Sub shall extend the Offer from time to time, provided that in no event shall the Merger Sub be required to extend the Offer to a date which is more than 75 days after the execution of this Agreement.

         (c) Schedule TO and Offer Documents. On the date of commencement of the
             -------------------------------
Offer, the Parent and the Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain an offer to purchase (the "Offer to Purchase"), a form of the related letter of transmittal (the "Letter of Transmittal"), and ancillary documents and instruments pursuant to which the Offer will be made (collectively, together with any supplements or amendments thereto, the "Offer Documents"). The Parent and the Merger Sub agree that the Offer Documents shall comply in all material respects with the requirements of applicable U.S. federal securities laws and, on the date first filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Parent or the Merger Sub with respect to information supplied by the Company or any of its stockholders in writing for inclusion or incorporation by reference in the Offer Documents. The Parent and the Merger Sub shall take all steps necessary to cause the Offer Documents to be disseminated to holders of Shares, as and to the extent required by applicable U.S. federal securities laws. The Parent, the Merger Sub and the Company each shall promptly correct any information provided by it for use in the Schedule TO or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Parent and the Merger Sub shall take all steps necessary to amend or supplement the Schedule TO and, as applicable, the Offer Documents and to cause the Schedule TO as so amended and supplemented to be filed with the SEC and the Offer Documents as so amended and supplemented to be disseminated to holders of Shares, in each case as and to the extent required by applicable U.S. federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents and any amendments thereto prior to the filing thereof with the SEC or dissemination to the stockholders of the Company. The Parent and the Merger Sub shall provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments the Parent, the Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer promptly after the receipt thereof, shall consult with the Company and its counsel prior to responding to any such comments, and shall provide the Company and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Parent or the Merger Sub or their counsel.

         (d) Provisions of Funds by the Parent. The Parent shall provide or
             ---------------------------------
cause to be provided to the Merger Sub on a timely basis the funds necessary to purchase any and all Shares that the Merger Sub becomes obligated to purchase pursuant to the Offer.

         (e) Tax Withholding. The Merger Sub shall be entitled to deduct and
             ---------------
withhold from the consideration otherwise payable pursuant to the Offer such amounts as the Merger Sub reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any other applicable law.

1.2      Company Actions.
         ---------------

         (a) The Company hereby approves of and consents to the Offer and the Merger and represents and warrants that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, has, by unanimous vote of all members of the

Company Board (i) determined that each of the transactions contemplated by this Agreement, including the Offer and the Merger, and the Stockholder Agreements are fair to, and in the best interests of, the Company and its stockholders,
(ii) duly adopted and approved this Agreement, the Stockholder Agreements, and the transactions contemplated hereby and thereby, including the Offer and the Merger, which adoption and approval are sufficient to (X) satisfy the requirements of Section 14-2-1111 of the GBCC and (Y) render the restrictions under Section 14-2-1132 of the GBCC on "business combinations" (as defined in Section 14-2-1131 of the GBCC) with an "interested shareholder" (as defined under Section 14-2-1110 of the GBCC), inapplicable to this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby, including the Offer and the Merger and (iii) after consideration of its fiduciary duties under applicable laws, resolved to recommend acceptance of the Offer and adoption and approval of the Merger by the holders of the Shares. The Company Board has approved an amendment to the Rights Agreement so as to provide that (i) neither the Parent nor the Merger Sub will become an "Acquiring Person" and (ii) no "Stock Acquisition Date" or "Flip-In Date" (as such terms are defined in the Company Rights Plan) will occur in each case, as a result of the approval, execution and delivery of this Agreement and the Stockholder Agreements and the consummation of the transactions contemplated by this Agreement, including the Offer and the Merger in each case in accordance with their terms.

         (b) Schedule 14D-9. As soon as practicable after the commencement of
             --------------
the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-9") and disseminate the
Schedule 14D-9, to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable laws, to the stockholders of the Company. Subject to Section 7.1, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company Board in favor of the Offer and the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the Company hereby consents to the inclusion in the Offer Documents of such recommendation. The Company agrees that the Schedule 14D-9 shall comply in all material respects with the requirements of applicable U.S. federal securities laws and on the date first filed with the SEC and, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Parent or the Merger Sub in writing for inclusion or incorporation by reference in the Schedule 14D-9. The Company, the Parent and the Merger Sub each shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable U.S. federal securities laws. The Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC or dissemination to stockholders of the Company.

The Company shall provide the Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC or its staff with respect to the Offer promptly after the receipt thereof, shall consult with the Parent and its counsel prior to responding to any such comments, and shall provide the Parent and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Company or its counsel.

         (c) Provision of Information for Offer Documents. The Company shall
             --------------------------------------------
promptly supply to the Parent and the Merger Sub in writing, for inclusion in the Offer Documents, all information concerning the Company required under applicable U.S. federal securities laws to be included in the Offer Documents or that may be reasonably requested by the Parent and the Merger Sub in connection with the preparation of the Offer Documents.

         (d) Intention to Tender of Directors and Officers. The Company
             ---------------------------------------------
represents that each member of the Company Board and each executive officer of the Company has advised the Company that his or her current intention is to tender all Shares, if any, beneficially owned by him or her pursuant to the Offer.

         (e) Stockholder Lists. The Company shall promptly furnish (or cause its
             -----------------
transfer agent or agents to furnish) to the Merger Sub or its designated agent mailing labels containing the names and addresses of (i) the record holders of the Shares as of a recent date, (ii) those persons becoming record holders subsequent to such date and updated on a daily basis, (iii) to the extent known, a list of the beneficial owners of the Shares as of a recent date, and (iv) to the extent known, those persons becoming beneficial owners of the Shares subsequent to such date and updated on a daily basis, together with copies of all security position listings and all other computer files and other information in the Company's possession or control regarding the record holders and beneficial owners of the Shares, and shall furnish to the Merger Sub such information and assistance (including updated lists and information) as it may request for the purpose of communicating the Offer to the Company's stockholders. From and after the date of this Agreement, all such information concerning the Company's record and, to the extent known, beneficial holders shall be made available to the Merger Sub. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, the Parent and the Merger Sub shall, until consummation of the Offer, hold in confidence the information contained in any of such labels and lists, shall use such information only in connection with the Offer, the Merger and the other transactions contemplated by this Agreement and, if this Agreement shall be terminated in accordance with Section 9.1 of this Agreement, shall, upon request, deliver to the Company all copies of such information then in their possession or under their control.

1.3      Directors.
         ---------

         (a) Promptly after the acceptance for payment of, and payment by the Merger Sub for, any Shares tendered pursuant to the Offer, and from time to time thereafter as Shares are accepted for payment and paid for by the Merger Sub, the Merger Sub shall be entitled to designate such number of members of the Company Board (the "Merger Sub Designees"), rounded up to the nearest whole number, as will give the Merger Sub representation on the Company Board equal to the product of the total number of members of the Company Board (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the number of Shares beneficially owned by the Parent or the Merger Sub at such time (including Shares so accepted for payment) bears to the total number of Shares then outstanding; provided that in no event shall the Merger Sub Designees constitute less than a majority of the Company Board. In furtherance thereof, the Company shall, upon the request of, and as specified by, the Merger Sub, promptly (and in any event within one business day) either increase the size of the Company Board or secure the resignations of such number of the Company's incumbent directors, or both, as is necessary to enable the Merger Sub Designees to be so elected or appointed to the Company Board and the Company shall take all actions available to the Company to cause the Merger Sub Designees to be so elected or appointed. At such time, the Company shall, if requested by the Merger Sub, also take all action necessary to cause persons designated by the Merger Sub to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange or trading market on which the Company Common Stock is listed and traded. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Merger Sub, the Parent or any of their affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) ("Affiliates") may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.

         (b) Compliance with Section 14(f) and Rule 14f-1. The Company shall
             --------------------------------------------
take all actions required in order to fulfill its obligations under Section 1.3(a), including mailing to its stockholders the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as part of the Schedule 14D-9. The Parent and the Merger Sub shall supply to the Company in writing any information with respect to the Parent and the Merger Sub and the Merger Sub Designees to the extent required by such Section 14(f) and Rule 14f-1.

         (c) Independent Directors. Notwithstanding the provisions of this
             ---------------------
Section 1.3, the parties hereto shall use their respective reasonable best efforts to ensure that at least two of the members of the Company Board shall, at all times prior to the Effective Time (as defined in Section 2.3), be directors of the Company who were directors of the Company on the date hereof (the "Independent Directors"), provided that, if there shall be in office less than two Independent Directors for any reason, the Company Board shall cause the person designated by the remaining Independent Director to fill such vacancy who shall be deemed to be an Independent Director for all purposes of this Agreement, or if no Independent Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be directors, officers, employees or Affiliates of the Parent or the Merger Sub and such persons shall be deemed to be Independent Directors for all purposes of this Agreement. From and after the time, if any, that the Merger Sub Designees constitute a majority of the Company Board and prior to the Effective Time, subject to the terms hereof, any amendment or modification of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of the Parent or the Merger Sub hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder may be effected only if (in addition to the approval of the Board of Directors as a whole) there are in office one or more Independent Directors and such action is approved by at least one of the Independent Directors then in office.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

         2.1 The Merger. Upon the terms and subject to the conditions set forth
             ----------
in this Agreement, and in accordance with the GBCC, the Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.3). At the Effective Time, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Merger Sub in accordance with the GBCC.

         2.2 Closing. Upon the terms and subject to the conditions set forth in
             -------
this Agreement, the closing of the merger (the "Closing") shall take place at 11:00 a.m., Eastern time, on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VIII (other than those that by their terms cannot be satisfied until the time of the Closing but subject to the fulfillment or waiver of such conditions), at the offices of Hale and Dorr LLP, 11951 Freedom Drive, Suite 1400, Reston, Virginia, or at such other time, date or place agreed to in writing by the Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

         2.3 Effective Time. Upon the terms and subject to the conditions set
             --------------
forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the GBCC and filed with the Secretary of State of the State of Georgia. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Georgia or at such subsequent time or date as the Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

         2.4 Effects of the Merger. The Merger shall have the effects set forth
             ---------------------
in the GBCC.

         2.5 Articles of Incorporation and By-Laws. At the Effective Time, the
             -------------------------------------
Articles of Incorporation of the Company, as amended, shall be amended and restated in its entirety to read as set forth on Exhibit E hereto, and as so
                                                 ---------
amended and restated shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein and by applicable law, and the by-laws of the Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

         2.6 Directors and Officers. The directors of the Merger Sub immediately
             ----------------------
prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified. Prior to the Effective Time, the Company shall cause each member of the Company Board, other than the Merger Sub Designees, to execute and deliver a letter effectuating his or her resignation as a director of the Company effective upon the Effective Time.

                                  ARTICLE III

                     CONVERSION OF SECURITIES IN THE MERGER
                     --------------------------------------

     3.1 Effect of Merger on Capital Stock.
         ---------------------------------

         (a) Conversion of Securities. At the Effective Time, by virtue of the
             ------------------------
Merger and without any action on the part of the Merger Sub, the Company, the Surviving Corporation or the holder of any of the following securities:

               (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to clause (ii) below and any Dissenting Shares (as defined in Section 3.1(b)) shall be automatically cancelled and extinguished and be converted into and become the right to receive from the Surviving Corporation $9.25 in cash per share (or any such higher price per Share as may be paid in the Offer) without any interest thereon (the "Merger Consideration");

               (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Parent, the Merger Sub or the Company or any direct or indirect subsidiary of the Company, including all shares of Company Common Stock held by the Company as treasury stock, shall automatically be cancelled and retired, and no payment shall be made with respect thereto; and

               (iii) each share of the Merger Sub's capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation.

         (b) Dissenting Shares. Notwithstanding anything in this Agreement to
             -----------------
the contrary, shares (the "Dissenting Shares") of the Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder who is entitled to demand and who properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of
Article 13 of the GBCC ("Article 13") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(a)(i), but instead such holder shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Article 13. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Article 13 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Article 13, then the right of such holder to be paid the appraised value of such holder's Dissenting Shares under Article 13 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 3.1(a)(i). The Company shall give the Parent and the Merger Sub prompt notice of any demands for payment, or notices of intent to demand payment, received by the Company with respect to shares of Company Common Stock, and the Parent and the Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of the Parent and the Merger Sub, make any payment with respect to, or settle, or offer to settle, any such demands, or agree to do any of the foregoing.

         (c) Treatment of Company Stock Options and Company Warrants. The
             -------------------------------------------------------
Company Stock Options (as defined in Section 4.2(b)) and Company Warrants (as defined in Section 4.2(b)) shall be treated in the manner set forth in Section 7.8.

     3.2 Exchange of Certificates.
         ------------------------

         (a) Paying Agent. Prior to the Effective Time, the Parent shall select
             ------------
a bank or trust company (or such other person as shall be reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the payment after the Effective Time of the Merger Consideration upon surrender of stock certificates that immediately prior to the Effective Time represented outstanding Shares which Shares were converted into the right to receive Merger Consideration pursuant to Section 3.1(a)(i) (each, a "Certificate"). From time to time after the Effective Time, the Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent, on a timely basis as and when needed, cash necessary for payment of the Merger Consideration pursuant to Section 3.1(a)(i) upon surrender of Certificates (such cash being hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedure. As soon as reasonably practicable after the
             ------------------
Effective Time, but in any event, not later than the fifth business day following the Effective Time the Paying Agent shall mail to each holder of record of a Certificate (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Paying Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger

Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such Letter of Transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock formerly represented by such Certificate shall have been converted pursuant to Section 3.1(a)(i) into the right to receive, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock formerly represented by such Certificate have been converted pursuant to Section 3.1. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

         (c) No Further Ownership Rights in Company Capital Stock. The Merger
             ----------------------------------------------------
Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. Upon the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund that
             ----------------------------
remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered by the Paying Agent to the Parent, upon demand, and any holder of a Certificate who has not theretofore complied with this Article III shall thereafter look only to the Parent for payment of the Merger Consideration, but shall have no greater rights against the Parent than may be accorded to general unsecured creditors of the Parent under applicable law.

         (e) No Liability. None of the Parent, its Affiliates, the Merger Sub,
             ------------
the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a "Governmental Entity"), any such cash in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (f) Investment of Exchange Fund. The Paying Agent shall invest any cash
             ---------------------------
included in the Exchange Fund as directed by the Parent. Any interest and other income resulting from such investments shall be paid to the Parent.

         (g) Lost Certificates. If any Certificate shall have been lost, stolen
             -----------------
or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 3.1(a)(i), in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Parent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may require of the holder of such lost, stolen or destroyed Certificate.

         (h) Withholding Rights. The Parent, the Surviving Corporation and the
             ------------------
Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation or the Paying Agent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

The Company represents and warrants to the Parent and the Merger Sub as follows, taking into account the information included in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify only such specifically enumerated paragraph.

     4.1 Organization, Standing and Power; Subsidiaries.
         ----------------------------------------------

         (a) Organization, Standing and Power. Each of the Company and its
             --------------------------------
Subsidiaries (as defined in Section 4.1(b)) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, which have not had, and are reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means any change, event, circumstance, development or effect that is or is reasonably likely to have a materially adverse effect on (i) the business, assets, liabilities, condition (financial or other), or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following be taken into account (alone or in combination with any other event identified in this proviso) in determining whether there has been such a Material Adverse Effect: (i) any change, event, circumstance, development or effect that results from or arises out of the public announcement or pendency of the Offer, the Merger or of the other transactions contemplated by this Agreement; (ii) any change, event, circumstance, development or effect attributable to conditions generally affecting the industry as a whole in which the Company participates; (iii) changes in United States generally accepted accounting principles ("GAAP") for companies operating in the industry in which the Company participates; or (iv) actions or omissions of the Company taken with the prior written consent of the Parent or the Merger Sub.

         (b) Subsidiaries. Section 4.1(b) of the Company Disclosure Schedule
             ------------
sets forth a complete and accurate list of all of the Company's Subsidiaries as of the date hereof and the Company's direct or indirect equity interest therein. Except as so listed, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated except for publicly traded securities of unaffiliated entities where the Company's beneficial ownership constitutes less than five percent of such entity's outstanding capital stock. Neither the Company nor any of its Subsidiaries has at any time been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity, except for Headhunters L.L.C. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which
(i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

         (c) Organizational Documents. The Company has delivered to the Parent
             ------------------------
complete and accurate copies of the Articles of Incorporation and By-laws of the Company, each as amended, and the charter, by-laws or other organizational documents of each Subsidiary of the Company as in effect as of the date hereof.

     4.2 Capitalization.
         --------------

         (a) Authorized and Outstanding Capitalization. The authorized capital
             -----------------------------------------
stock of the Company consists of 45,500,000 shares of Company Common Stock and 12,500,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of August 24, 2001, (i) 20,406,872 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of the Preferred Stock were issued and outstanding. Section 4.2(a) of the Company Disclosure Schedule lists all issued and outstanding shares of Company Common Stock that are subject to a repurchase or redemption right or right of first refusal in favor of the Company and whether (and to what extent) such rights will terminate as a result of the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Offer and Merger.

         (b) Options and Other Shares Reserved for Issuance. Section 4.2(b)(i)
             ----------------------------------------------
of the Company Disclosure Schedule lists the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of outstanding options to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating with respect to each Company Stock Option, the number of shares of Company Common Stock subject to such Company Stock Option, and the exercise price, date of grant and expiration date of such Company Stock Options. Section 4.2(b)(ii) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement (other than Company Stock Options) (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, date of grant and expiration date thereof. Except (x) as set forth in Section 4.2(a) and this Section 4.2(b), and (y) the Rights issued pursuant to the Rights Agreement, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance (except pursuant to the Company's Employee Stock Purchase Plan) or outstanding and (ii) there are no options, warrants, securities, calls, rights, commitments, instruments or agreements of any kind or character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement, except as expressly contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than (i) the Stockholder Agreements, and (ii) the Amended and Restated Shareholders' Agreement, dated as of February 27, 2001, by and among the Company, Omnicom Group Inc., Bernard Hodes Group Inc., Omnicom Finance, Inc. and ITC Holding Company, Inc., neither the Company nor any of its Subsidiaries is a party to or is bound by any, and to the knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. Section 4.2(b)(iii) of the Company Disclosure Schedule includes each registration rights agreement, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. The Company has made available to the Parent accurate and complete copies of all Company Stock Plans and all Company Warrants and has made available forms of all stock option agreements evidencing Company Stock Options.

         (c) Status of Shares. All outstanding shares of Company Common Stock
             ----------------
are, and all shares of Company Common Stock subject to issuance as specified in
Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the GBCC, the Company's Articles of Incorporation or By-laws, each as amended, or any agreement to which the Company is a party or is otherwise bound. Except as set forth on Section 4.2(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity.

         (d) Capital Stock of Subsidiaries. All of the outstanding shares of
             -----------------------------
capital stock and other equity securities or interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another wholly-owned Subsidiary of the Company free and clear of all Liens (as defined in Section 4.19), agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature.

     4.3 Authority; No Conflict; Required Filings and Consents.
         -----------------------------------------------------

         (a) Power and Authority; Execution and Delivery. The Company has all
             -------------------------------------------
requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the Company's stockholders under the GBCC, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement by the Company's stockholders under the GBCC (if required under the GBCC). This Agreement has been duly executed and delivered by the Company and assuming due and valid authorization, execution, and delivery by the other parties to this Agreement, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Absence of Conflicts. The execution and delivery of this Agreement
             --------------------
by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or By-laws of the Company, each as amended, or the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Company's or any of its Subsidiary's assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets are bound, in each case that is material to the Company, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of
Section 4.3(c) hereof, conflict with or violate any license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the cases of clauses (ii) and (iii) of this
Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
Section 4.3(b) of the Company Disclosure Schedule lists all consents, waivers and approvals under any of the Company's or any of its Subsidiaries' notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations required to be obtained in connection with the consummation of the transactions contemplated hereby.

         (c) Absence of Required Consents. No consent, approval, license,
             ----------------------------
permit, order or authorization of, or registration, declaration, notice or filing with any (x) Governmental Entity or (y) person (other than a Governmental Entity) is required by or with respect to the

Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) filings or consents under and compliance with the Exchange Act as may be required in connection with this Agreement, the Offer, and the Merger and the transactions contemplated hereby and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (v) consents identified in Section 4.3(c) of the Company Disclosure Schedule and (vi) filings with the Nasdaq Stock Market Inc.

         (d) Required Vote. The affirmative vote for approval of this Agreement
             -------------
by the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Stockholders Meeting (as defined in Section 7.4) is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness having general voting rights (including without limitation the right to vote upon any of the matters contemplated hereby, including the Offer and Merger and the election of directors) (or convertible into, or exchangeable for, securities having such rights) of the Company or any of its Subsidiaries issued and outstanding, except (i) subject to certain restrictions based on the trading price of the Company Common Stock, under the Amended and Restated Credit Agreement, dated as of February 27, 2001, between the Company and Omnicom Finance, Inc., as amended by the Amendment to Amended and Restated Credit Agreement, dated May 10, 2001 (collectively, the "Omnicom Credit Agreement"), Omnicom Finance, Inc. has the right to convert outstanding principal and unpaid interest into shares of Company Common Stock at the "Applicable Conversion Price" (as defined in the Omnicom Credit Agreement), and (ii) during a "Blockage Period" (as defined in the Omnicom Credit Agreement), Omnicom Finance, Inc. may require the Company to prepay certain interest and/or pay any interest that is due and payable by issuing shares of Company Common Stock at the "Applicable Interest Conversion Price" (as defined in the Omnicom Credit Agreement).

         (e) Actions by the Company Board. The Company Board, at a meeting duly
             ----------------------------
called and held, has, by the unanimous vote of all members of the Company Board
(i) determined that each of the transactions contemplated by this Agreement, including the Offer and the Merger, and the Stockholder Agreements is fair to, and in the best interests of, the Company and its stockholders, (ii) duly adopted and approved this Agreement, the Stockholder Agreements, and the transactions contemplated hereby and thereby, including the Offer and the Merger, which adoption and approval are sufficient to (X) satisfy the requirements of Section 14-2-1111 of the GBCC and (Y) render the restrictions under Section 14-2-1132 of the GBCC on "business combinations" (as defined in Section 14-2-1131 of the GBCC) with an "interested shareholder" (as defined under Section 14-2-1110 of the GBCC), inapplicable to this Agreement, the Stockholder Agreements and the transactions contemplated thereby, including the Offer and the Merger, (iii) resolved to recommend acceptance of the Offer and adoption and approval of this Agreement by holders of Shares, (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Offer or the Merger and any other transactions contemplated by this Agreement, (v) determined to waive any rights the Company may have under any agreement or otherwise to object to the transfer to the Merger Sub in the Offer of all Shares and (vi) consented to the transfer to the Merger Sub of all Shares, and none of the aforesaid actions by the Company Board has been amended, rescinded or modified. No other state takeover statute is applicable to the Merger or the transactions contemplated by this Agreement.

   4.4   SEC Filings; Financial Statements; Information Provided.
         -------------------------------------------------------

         (a) Company SEC Reports. The Company has filed all registration
             -------------------
statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 1999, and copies of all registration statements, forms, reports and other documents filed by the Company with the SEC since such date are publicly available. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis,
(ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed or, if amended on the date such amendment was or is filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 15(d) of the Securities Act or Section 13(a) of the Exchange Act.

         (b) Financial Statements. Each of the consolidated financial statements
             --------------------
(including, in each case, any related notes and schedules) (the "Company Financial Statements") contained or to be contained in the Company SEC Reports
(i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and
(iii) fairly presented or will fairly present the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount. The unaudited balance sheet of the Company as of June 30, 2001, as filed with the SEC prior to the date hereof, is referred to herein as the "Company Balance Sheet."

             (c) Information Provided. The information to be supplied by or on
                 --------------------
behalf of the Company for inclusion or incorporation by reference in the Schedule TO or the Offer Documents, on the date the Schedule TO is filed with the SEC and on the date the Offer Documents are first published, sent or given to stockholders of the Company, shall comply in all material respects with the provisions of applicable securities laws and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Schedule TO or a supplement to the Offer Documents or the Proxy Statement (as defined in Section 7.4), the Company shall promptly inform the Parent.

         4.5 Absence of Undisclosed Liabilities. Except as disclosed in the
             ----------------------------------
Company Financial Statements and except for normal or recurring liabilities incurred since the date of the Company Balance Sheet in ordinary course of business consistent with past practice (the "Ordinary Course of Business"), the Company and its Subsidiaries have not incurred any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due aggregating in excess of $500,000. The accounts receivable of the Company reflected on the Company Balance Sheet arose from bona fide sales of goods and services in the Ordinary Course of Business, are not subject to any set-offs or counterclaims and have not been revalued in any material respect since the date of the Company Balance Sheet.

         4.6 Absence of Certain Changes or Events. Since the date of the Company
             ------------------------------------
Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect; or (ii) any other action or event (other than actions or events in anticipation of or required in connection with the transactions contemplated by this Agreement) that would have required the consent of the Parent pursuant to Section 6.1 of this Agreement had such action or event occurred at a time when the Company was subject to such restrictions.

         4.7 Taxes.
             -----

             (a) Filing of Tax Returns and Payment of Taxes; Definitions. The
                 -------------------------------------------------------
Company and each of its Subsidiaries has timely filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries has paid on a timely basis all Taxes (as defined below) that are or were due and payable. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b) Deficiencies and Audits. The Company has delivered to the Parent
             -----------------------
correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 1999. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 4.7(b) of the Company Disclosure Schedule. The Company has made available to the Parent correct and complete copies of all other Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after January 1, 1999. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

         (c) Absence of Certain Tax Elections and Liabilities. Neither the
             ------------------------------------------------
Company nor any of its Subsidiaries: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or its Subsidiaries are subject to an election under Section 341(f) of the Code;
(ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation
Section 1.337(d)-2(b).

         (d) Sections 168, 103 and 7701(h). None of the assets of the Company or
             -----------------------------
any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (iv) is subject to a lease under Section 7701(h) of the Code or under any predecessor section.

         (e) Section 481. There are no adjustments under Section 481 of the Code
             -----------
(or any similar adjustments or any provision of the Code or the corresponding federal, state or local Tax laws) that are required to be taken into account by the Company or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

         (f) Sections 382, 383 and 384. There is no limitation on the
             -------------------------
utilization by either the Company or any of its Subsidiaries of its net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383, or 384 of the Code or comparable provisions of state law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

         (g) Absence of Group Memberships and Tax Agreements. Neither the
             -----------------------------------------------
Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

         (h) Section 999. Neither the Company nor any of its Subsidiaries has
             -----------
ever participated in an international boycott as defined in Section 999 of the Code.

         (i) Section 355. Neither the Company nor any of its Subsidiaries has
             -----------
distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

         (j) Section 4.7(j) of the Company Disclosure Schedule sets forth each jurisdiction (other than United States Federal) in which the Company or any of its Subsidiaries files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a "nexus" basis at any time for taxable periods ending after January 1, 1998.

         4.8 Real Properties.
             ---------------

             (a) Owned Real Properties. The Company does not and has never owned
                 ---------------------
any real property.

             (b) Leased Real Properties. Section 4.8(b) of the Company
                 ----------------------
Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or its Subsidiaries (collectively "Company Leases") and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Lease, is in default under any of the Company Leases, except as would not have a Material Adverse Effect. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms (except in all cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought) and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has made available to the Parent complete and accurate copies of all material Company Leases.

         4.9 Intellectual Property.
             ---------------------

             (a) Company Intellectual Property Rights. The Company and its
                 ------------------------------------
Subsidiaries own, or license or otherwise possess legally enforceable rights to use, without any obligation to make any fixed or contingent payments, including any royalty payments, all Intellectual Property (as defined below) used or necessary to (1) use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties or (2) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems in order to conduct the business of the Company and its Subsidiaries as currently conducted (excluding off-the-shelf software programs licensed pursuant to shrinkwrap licenses). For purposes of this Agreement, the term "Intellectual Property" means (i) trademarks, service marks and trade names (whether registered or unregistered), patents, domain names, copyrights, designs, mask works, trade secrets, confidential business information and inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights, mask works and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information or material or rights relating to the foregoing. Section 4.9(a) of the Company Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefore of the Company.

         (b) Third Party Intellectual Property Rights. The execution and
             ----------------------------------------
delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any of its Subsidiaries (the "Company Intellectual Property") or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any of its Subsidiaries (the "Third Party Intellectual Property"). Section 4.9(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of the Company Intellectual Property and Section 4.9(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Third Party Intellectual Property and the license or agreement pursuant to which the Company uses it.
Section 4.9(b)(iii) of the Company Disclosure Schedule identifies each material license or material agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to any Company Intellectual Property, except for any end user software licenses to a customer of the Company and other than licenses in the Ordinary Course of Business. Section 4.9(b)(iv) of the Company Disclosure Schedule identifies each material item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it.

         (c) Valid Rights; No Infringement By Others. All registrations and
             ---------------------------------------
applications for patents, trademarks, service marks, copyrights and domain names which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of each item of the Company Intellectual Property. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property or Third Party Intellectual Property.

         (d) No Infringement By the Company. None of the (i) products previously
             ------------------------------
or currently sold by the Company or any of its Subsidiaries or (ii) business or activities previously or currently conducted by the Company or any of the Subsidiaries infringes, violates or constitutes a misappropriation of, any intellectual property right or other right of any third party, except for infringements, violations or misappropriations that do not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation of (i) products previously or currently sold by the Company or any of its Subsidiaries or (ii) business or activities previously or currently conducted by the Company or any of its Subsidiaries. Section 4.9(d) of the Company Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has made available to the Parent complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat.

         (e) Rights in Confidential Information. The Company has secured written
             ----------------------------------
assignments from all current and former consultants and employees who contributed to the creation or development of the Company Intellectual Property of the rights to such contributions that the Company does not already own by operation of law, recognizing the Company's ownership of all the Company Intellectual Property, and agreeing to hold such of it as is not protected by patents or copyright ("Confidential IP Information") in confidence and not to use any Confidential IP Information except in connection with such consultant's or employee's work for or on behalf of the Company. Except as set forth on
Schedule 4.9(e) of the Company Disclosure Schedule, no current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's, officer's or consultant's assignment of inventions agreement. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble, sell, market or distribute the products or proposed products or to provide the services or proposed services of the Company.

         (f) No Intellectual Property Contracts Affecting the Parent. The
             -------------------------------------------------------
Company is not party to any agreement under which a third party would be entitled to receive a license or any other right to intellectual property of the Parent or any of its Affiliates (other than the Company) following the Closing.

         (g) Company Software. Neither the Company nor any Subsidiary has
             ----------------
disclosed the source code for any of the software owned by the Company or a Subsidiary (the "Software") or other Confidential Information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 4.10 of the Company Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.

         (h) Product Defects. The products previously or currently sold by the
             ---------------
Company or any of its Subsidiaries and the Company's internal systems that are material to the business or operations of the Company are free from significant defects or programming errors, except for any currently in development.

   4.10  Agreements, Contracts and Commitments.
         -------------------------------------

         (a) The Company is not a party to and is not bound by and neither it nor its assets or properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K which is not disclosed in the Company's Form 10-K filed February 28, 2001 or the Company's Form 10-Qs filed May 15, 2001 and August 14, 2001. All of such contracts and other agreements and all of the contracts required to be set forth in Section
4.10 of the Company Disclosure Schedule are valid, subsisting, in full force and effect, binding upon the Company, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company has paid in full or accrued substantially all amounts now due from it thereunder, and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for and is not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default by the Company thereunder, except for defaults which individually or in the aggregate are not reasonably expected to result in a Material Adverse Effect, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults which individually or in the aggregate would not have a Material Adverse Effect. The Company has made available to the Parent true and complete copies of all of the contracts and other agreements referred to in this Section 4.10.

         (b) Section 4.10 of the Company Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to it or its assets or properties are bound or subject:

                  (i) any agreement (A) involving research, development or the license of Intellectual Property, (B) granting a right of first refusal, or right of first offer or comparable right with respect to Intellectual Property, (C) providing for the payment or receipt by the Company of milestone payments or royalties, or (D) that individually requires aggregate expenditures by the Company in any one year of more than $250,000;

                  (ii) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $250,000;

                  (iii) any agreement of surety, guarantee or indemnification that involves potential obligations in excess of $250,000;

                  (iv) any interest rate, equity or other swap or derivative instrument; or

                  (v) any agreement obligating the Company to register securities under the Securities Act.

         (c) To the knowledge of the Company and except as disclosed in the Company SEC Reports, no executive officer or director of the Company has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of the Company (except as a stockholder), any competitor, customer, supplier or agent of the Company or any person that is currently a party to any material contract or agreement with the Company.

         (d) Section 4.10 of the Company Disclosure Schedule sets forth a complete and accurate list of each non-competition or other similar agreement, commitment, judgment, injunction or order which the Company or any Subsidiary of the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business by the Company or any of its Subsidiaries in any material respect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it or any of its Subsidiaries and successors is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

   4.11  Litigation; Product Liability. There is no action, suit,
         -----------------------------
proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, except as which would not reasonably be expected to have a Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries. No product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Company or any of its Subsidiaries except as which would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to underwriting compensation in connection with securities offerings by the Company or any of its Subsidiaries.

   4.12  Environmental Matters.
         ---------------------

         (a) Compliance. Except as set forth in Section 4.12(a) of the Company
             ----------
Disclosure Schedule,

                  (i) the Company and each of its Subsidiaries are currently in compliance with, and have at all times complied with, all applicable Environmental Laws (as defined in Section 4.12(b));

                  (ii) the Company and each of its Subsidiaries have all permits, licenses and approvals required under Environmental Laws to operate and conduct their respective businesses as currently operated and conducted, and as proposed to be conducted;

                  (iii) to the knowledge of the Company, there is no Contamination (as defined in Section 4.12(b)) of or at the properties currently owned, leased or operated by the Company or any of its Subsidiaries;

                  (iv) to the knowledge of the Company, there was no Contamination of or at the properties formerly owned, leased or operated by the Company or any of its Subsidiaries prior to or during the period of time such properties were owned, leased or operated by the Company or any of its Subsidiaries;

                  (v) neither the Company nor any of its Subsidiaries are subject to liability for a Release of any Hazardous Substance or Contamination on the property of any third party;

                  (vi) neither the Company nor any of its Subsidiaries have Released any Hazardous Substance to the environment;

                  (vii) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information, nor is the Company or any of its Subsidiaries aware of any pending or threatened notice, demand, letter, claim or request for information, alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

                  (viii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party, including leases for real property, relating to liabilities or obligations under any Environmental Law or relating to Hazardous Substances;

                  (ix) none of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries is listed on the National Priorities List or any other list, schedule, log, inventory or record maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of any Hazardous Substance or any Contamination;

                  (x) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries is used, nor was ever used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazardous Substances from time to time in the Ordinary Course of Business, in compliance with Environmental Laws and in compliance with good commercial practice; (B) for industrial, military or manufacturing purposes; or (C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products;

                  (xi) to the knowledge of the Company, there are not now, nor have there ever been, underground or above ground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos containing materials, polychlorinated biphenyls
         (PCBs) or nuclear fuels or wastes, located on or under any of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries; and

                  (xii) there are no liens against any of the properties currently owned, leased or operated by the Company or any of its Subsidiaries arising under any Environmental Law.

         (b)            Definitions. For purposes of this Agreement,
                        -----------

                  (i) "Environmental Law" means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (ii) "Contamination" means the presence of, or Release on, under, from or to, any property, including soils, groundwater, surface water, buildings or other structures, of any Hazardous Substance, except for the routine storage and use of Hazardous Substances from time to time in the Ordinary Course of Business, in compliance with Environmental Laws and in compliance with good commercial practice.

                  (iii) "Release" or "Released" means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release, however defined, and whether intentional or unintentional, of any Hazardous Substance. The term "Release" shall include any threatened release.

                  (iv) "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance," "hazardous material," or "hazardous waste" pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         (c) Environmental Reports. Section 4.12(c) of the Company Disclosure
             ---------------------
Schedule sets forth a list of all documents, reports, investigations, audits or other communications, whether in hard copy or electronic form, that contain information regarding environmental, human health and safety, or natural resources issues relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or one of its Subsidiaries or a third party, and whether done at the initiative of the Company or one of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and of which the Company or any of its Subsidiaries has possession or to which the Company or any of its Subsidiaries has access. A complete and accurate copy of each such document has been provided to the Parent.

  4.13   Employee Benefit Plans.
         ----------------------

         (a) Company Employee Plans; Definitions. Section 4.13(a) of the Company
             -----------------------------------
Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

         (b) Documentation Relating to Company Employee Plans. With respect to
             ------------------------------------------------
each Company Employee Plan, the Company has furnished to the Parent, a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service, (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan, (iv) the most recent financial statements for each Company Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies, (vi) all employee handbooks, and (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

         (c) Administration of Company Employee Plans. Each Company Employee
             ----------------------------------------
Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms and each of the Company, the Company's Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet). All filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable law.

         (d) Benefit Obligations. With respect to the Company Employee Plans,
             -------------------
there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

         (e) Qualification of Company Employee Plans. All the Company Employee
             ---------------------------------------
Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Employee Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date.

         (f) Absence of Certain Obligations. Neither the Company, any Subsidiary
             ------------------------------
of the Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code. No Company Employee Plan holds securities issued by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates.

         (g) Ability to Amend or Terminate. Each Company Employee Plan is
             -----------------------------
amendable and terminable unilaterally by the Company and any of the Company's Subsidiaries which are a party thereto, or covered thereby at any time without liability to the Company or any of its Subsidiaries as a result thereof and no Company Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any such Company Employee Plan. The investment vehicles used to fund the Company Employee Plans may be changed at any time without incurring a material sales charge, surrender fee or other similar expense.

         (h) Employment Related Agreements. Except as set forth in Section
             -----------------------------
4.13(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has provided to the Parent the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which the Company or the Parent may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

         (i) Retiree Benefits. None of the Company Employee Plans promises or
             ----------------
provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

         (j) No employee of the Company or any of its Subsidiaries (i) to the knowledge of the Company, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.

   4.14  Compliance With Laws. The Company and each of its Subsidiaries has
         --------------------
complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

   4.15  Permits. The Company and each of its Subsidiaries have all
         -------
permits, licenses and franchises (the "Company Permits") from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits except for such failures to so comply which, individually or in the aggregate, have not had, and are not reasonably likely to a Material Adverse Effect. No material Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

   4.16  Labor Matters.
         -------------

         (a) Labor Unions and Collective Bargaining Agreements. None of the
             -------------------------------------------------
Company, any of its Subsidiaries or their employees is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Section 4.16(a) of the Company Disclosure Schedule lists all employees of the Company who are not citizens or permanent resident aliens of the United States.

         (b) Employment Practices. The Company and each of its Subsidiaries is
             --------------------
in compliance with all Federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, has not, and is not reasonably likely to have a Material Adverse Effect.

   4.17  Insurance. Each of the Company and its Subsidiaries maintains
         ---------
insurance policies (the "Insurance Policies") with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses.
Section 4.17 of the Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and its Subsidiaries and a history of any claims made and claims paid since January 1, 2000. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and each of its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

         4.18 Affiliate Transactions. Section 4.18 of the Company Disclosure
              ----------------------
Schedule sets forth a complete list of each contract or agreement to which the Company or any of its Subsidiaries is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of the Company). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 4.18 of the Company Disclosure Schedule have heretofore been furnished to the Parent. Except as disclosed in the Company's proxy statement filed on April 30, 2001, neither the Company nor any of its Subsidiaries has entered into any transaction with any director, officer or other Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

         4.19 Assets. The Company or one of its Subsidiaries owns or leases all
              ------
tangible assets necessary for the conduct of their businesses as presently conducted. All of such tangible assets which are owned, are owned free and clear of all mortgages, security interest, pledges, liens and encumbrances ("Liens") except for Liens which individually and in the aggregate, do not materially interfere with the ability of the Company and its Subsidiaries to conduct their business as currently conducted and have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect. The tangible assets of the Company and its Subsidiaries, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.

         4.20 Warranty. Except as set forth in Section 4.20 of the Company
              --------
Disclosure Schedule, no product or service manufactured, sold, leased, licensed, delivered or otherwise provided by the Company or any of its Subsidiaries is subject to any guaranty, warranty, right of return or other indemnity.

         4.21 Customers and Suppliers. Section 4.21 of the Company Disclosure
              -----------------------
Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer of the Company or any of its Subsidiaries that represented 5% or more of the Company's consolidated revenues in the fiscal year ended December 31, 2000 or in the seven-month period ended July 31, 2001 (a "Material Customer"). No Material Customer has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries. Except as set forth in Section 4.21 of the Company Disclosure Schedule, no material supplier of the Company or any of its Subsidiaries has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.

         4.22 Opinion of Financial Advisor. The financial advisor of the Company
              ----------------------------
Credit Suisse First Boston (the "Financial Advisor") has delivered to the Company a written opinion dated the date of this Agreement to the effect, as of such date, that, on the basis of and subject to the assumptions set forth therein, the cash consideration of $9.25 per Share to be received by holders of Shares pursuant to the Offer and the Merger is fair to the holders of Shares from a financial point of view (the "Fairness Opinion"). The Company has delivered to the Parent and the Merger Sub a signed copy of the Fairness Opinion, together with the Financial Advisor's written consent to the inclusion of or reference to the Fairness Opinion in the Schedule TO, the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

         4.23 Rights Agreement. The Company has duly entered into an amendment
              ----------------
to the Rights Agreement, a signed copy of which has been delivered to the Parent (the "Rights Agreement Amendment"), and taken all other action necessary or appropriate so that the execution, delivery and performance of this Agreement and/or the Stockholder Agreements do not and will not result in the ability of any person to exercise any of the Rights under the Rights Agreement Amendment or enable or require the Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable.

         4.24 Brokers. No agent, broker, investment banker, financial advisor or
              -------
other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expense will be paid by the Company. The Company has delivered to the Parent a complete and accurate copy of all agreements pursuant to which the Financial Advisor is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                        OF THE PARENT AND THE MERGER SUB
                        --------------------------------

         The Parent and the Merger Sub each represents and warrants to the Company as follows:

         5.1 Organization, Standing and Power. Each of the Parent and the Merger
             --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would materially impair the ability of the Parent or the Merger Sub to perform its obligations hereunder.

   5.2   Authority; No Conflict; Required Filings and Consents.
         -----------------------------------------------------

         (a) Power and Authority; Execution and Delivery. Each of the Parent and
             -------------------------------------------
the Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub (including the approval of the Merger by the Parent in its capacity as the sole stockholder of the Merger Sub). This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and assuming due and valid authorization, execution, and delivery by the other parties to this Agreement, constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Absence of Conflicts. The execution and delivery of this Agreement
             --------------------
by each of the Parent and the Merger Sub does not, and the consummation by the Parent and the Merger Sub of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Parent or the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Parent or the Merger Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of Section 5.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub or any of their properties or assets, except in the case of clauses (ii) and (iii) of this Section 5.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, would not materially impair the ability of the Parent or the Merger Sub to perform their obligations hereunder.

         (c) Absence of Required Consents. No consent, approval, license,
             ----------------------------
permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement or the consummation by the Parent or the Merger Sub of the transactions contemplated by this Agreement, except for
(i) the pre-merger notification requirements under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) required filings under the Securities Act and the Exchange Act,
(iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable "takeover" or state securities laws and (v) such consents, approvals, orders, registrations, declarations and filings, the failure of which to make or obtain would not individually or in the aggregate, materially impair the ability of the Parent or the Merger Sub to perform their obligations hereunder.

         5.3 Information Provided. The written information supplied by or on
             --------------------
behalf of the Parent or the Merger Sub for inclusion in the Schedule 14D-9, on the date the Schedule 14D-9 is filed with the SEC, and on the date the Schedule 14D-9 is first published, sent or given to stockholders of the Company, shall comply in all material respects with the provisions of applicable securities laws, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to Closing, any event relating to the Parent or Merger Sub should be discovered by the Parent which should be set forth in an amendment to the Schedule 14D-9, the Parent shall promptly inform the Company.

         5.4 Interim Operations of the Merger Sub. The Merger Sub was formed
             ------------------------------------
solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any other business activities and has conducted its operations only as contemplated hereby.

         5.5 Financing. At the expiration of the Offer and at the Effective
             ---------
Time, the Parent and the Merger Sub will have available all the funds necessary to purchase all the Shares pursuant to the Offer and the Merger and to pay all fees and expenses payable by the Parent or the Merger Sub related to the transactions contemplated by this Agreement. The Parent and the Merger Sub have entered into an Investment Agreement with certain stockholders of the Parent, which provides sufficient funding for the Parent and the Merger Sub to satisfy all of their funding obligations under this Agreement. The execution and delivery of the Investment Agreement by all of the parties thereto have been duly authorized by all necessary corporate action on the part of the parties thereto, and the Investment Agreement constitutes a valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and do not (i) conflict with, or result in any violation or breach of, any provision of the organizational documents of the parties thereto, (ii) conflict with, or result in, any violation or breach of, or constitute with or without notice or lapse of time, or both, a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require consent or waiver under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which any of the parties thereto is a party or by which any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to any of the parties to the Investment Agreement or any of their properties or assets. Under the terms of the Investment Agreement, a copy of which has been provided to the Company, the Company has been granted third-party beneficiary rights and no material conditions are required to be satisfied prior to the funding provided for under Investment Agreement being made available to the Parent and the Merger Sub.

                                   ARTICLE VI

                               CONDUCT OF BUSINESS
                               -------------------

  6.1    Conduct Prior to Effective Time. Except as expressly contemplated
         -------------------------------
by this Agreement, as consented to in writing by the Parent, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act in the Ordinary Course of Business, and use commercially reasonable efforts to maintain and preserve its and each Subsidiary's business organization, assets, and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Parent:

         (a) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of Shares upon the exercise of

Company Stock Options or Company Warrants outstanding on the date of this Agreement in accordance with their present terms);

         (c) amend its articles of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

         (d) acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;

         (e) except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;

         (f) whether or not in the Ordinary Course of Business, sell, dispose of, or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any Subsidiaries, but excluding the sale or non-exclusive license of products in the Ordinary Course of Business);

         (g) adopt or implement any stockholder rights plan or, except as provided in Section 4.23, alter or further amend the Rights Agreement or the Rights;

         (h) enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;

         (i) (A) except as permitted under Section 7.8(e), incur or suffer to exist any indebtedness for borrowed money other than such indebtedness reflected on the Company Balance Sheet or guarantee any such indebtedness of another person, (B) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (C) make any loans, advances (other than routine advances to employees of the Company in the Ordinary Course of Business) or capital contributions to, or investments in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, or (D) enter into any hedging agreement or other financial agreement or arrangement fluctuations in commodities prices or exchange rates;

         (j) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

         (k) make any change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

         (l) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the Ordinary Course of Business, or (B) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party;

         (m) modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is party, other than contemplated modifications, terminations or amendments reflected on the Company Disclosure Schedule, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company or any of its Subsidiaries);

         (n) (A) except in the Ordinary Course of Business enter into any contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, the Company or any of its Subsidiaries or (B) license any material intellectual property rights to or from any third party, other than non-exclusive licenses which may not be canceled without penalty by the Company or its Subsidiaries upon written notice of 30 days or less;

         (o) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) take any action with respect to, adopt, enter into, terminate or amend any employment, severance of similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (B) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, key employee or consultant, (C) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or any restricted stock awards (other than the acceleration of the Company's Stock Options for the purpose of treatment of such options under Section 7.8 hereof),
(D) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (F) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

         (p) make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;

         (q) commence any offering of Shares pursuant to the ESPP (as defined in Section 7.9);

         (r) initiate, compromise or settle any material litigation or arbitration proceeding;

         (s) open or close any material facility or office;

         (t) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

         (u) fail to pay accounts payable and other obligations in the Ordinary Course of Business; or

         (v) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would cause any representation or warranty of the Company set forth in this Agreement to be inaccurate under the applicable standard included in paragraph (E) of Annex I, or would materially impair or prevent the satisfaction of any condition in Annex
                                                                           -----
I or Article VIII.
-

  6.2    Confidentiality. The parties acknowledge that the Parent and the
         ---------------
Company have previously executed a confidentiality agreement, dated as of August 6, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS
                              ---------------------

  7.1    No Solicitation.
         ---------------

         (a) Neither the Company nor any of its Subsidiaries shall, and the Company shall cause its or their directors, officers, employees, investment bankers, attorneys, accountants or other agents, advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other agents, advisors and representatives, collectively, "Representatives") not to, directly or indirectly: (i) solicit, initiate, participate, encourage or take any other action which facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in Section 7.1(f)) or
(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal. Notwithstanding the foregoing, prior to the acceptance for payment of any Shares pursuant to the Offer (the "Specified Time"), the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by the Company Board after consultation with outside counsel, in response to a Superior Proposal (as defined in Section 7.1(f)) that did not result from a breach of this Section 7.1, and subject to compliance with Section 7.1(c), (x) furnish information with respect to the Company to the person making such Superior Proposal pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person regarding any Superior Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.1(a) by any Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 7.1(a) by the Company.

         (b) The Company Board shall recommend the Offer and the Merger to the Company stockholders, and neither the Company Board nor any committee thereof shall (i) except as set forth in this Section 7.1, withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent or the Merger Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger; (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Acquisition Agreement") constituting or relating to any Acquisition Proposal; or (iii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, prior to the Specified Time and from the third business day following the Parent's receipt of written notice advising the Parent that the Company Board has decided to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, the Company Board may, in response to a Superior Proposal that did not result from a breach of this Section 7.1, withdraw or modify the recommendation by the Company Board of this Agreement, the Offer or the Merger or terminate this Agreement, if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations (and concurrently therewith causes the Company to enter into an Acquisition Agreement with respect to such Superior Proposal). Nothing in this Section 7.1 shall be deemed to permit the Company to take any action described in clauses (ii) or
(iii) of the first sentence of this Section 7.1(b) unless it has terminated this Agreement pursuant to Section 9.1(e) and paid to the Parent the fees specified in Section 9.3.

         (c) The Company shall immediately advise the Parent orally, with written confirmation to follow within 24 hours, of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or any inquiry with respect to, or that could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. The Company shall not provide any information to or participate in discussions or negotiations with the person or entity making any Superior Proposal until two business days after the Company has first notified the Parent of such Acquisition Proposal as required by the preceding sentence. The Company shall (i) keep the Parent informed of the status and details (including any change to the terms) of any such Acquisition Proposal or inquiry, and (ii) if the Parent shall make a counterproposal, consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such counterproposal. Contemporaneously with providing any information to a third party in connection with any such Superior Proposal or inquiry, the Company shall furnish a copy of such information to the Parent.

         (d) Nothing contained in this Agreement shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party required pursuant to Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that, except
                                                 --------  -------
as set forth in Section 7.1(b), in no event shall the Company Board or any committee thereof withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement, the Offer or the Merger or adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

         (e) The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. The Company shall use its reasonable best efforts to have all copies of all nonpublic information it or its Subsidiaries and its and their Representatives have distributed on or prior to the date of this Agreement to other potential purchasers returned to the Company as soon as possible.

         (f) For purposes of this Agreement:

         "Acquisition Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company or any of its Subsidiaries, (ii) any proposal for the issuance by the Company or any of its Subsidiaries of over 15% of its equity securities (provided that, so long as the Stockholder Agreements are in full force and effect without material breach thereof solely for purposes of Section 9.3(b)(iii), such percentage shall be 40% of its equity securities) or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% (provided that, so long as the Stockholder Agreements are in full force and effect without material breach there of solely for purposes of Section 9.3(b)(iii), such percentage shall be 40%) of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement.

         "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, or a sale of its assets, (i) on terms which the Company Board determines, at a duly constituted meeting of the Company Board or by unanimous written consent, in its reasonable good faith judgment to be reasonably likely to be more favorable, both financially and otherwise, to the holders of Company Common Stock than the transactions contemplated by this Agreement (after receiving the advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Parent to amend the terms of this Agreement) and (ii) that in the good faith judgment of the Company Board (after consultation with outside counsel) is reasonably capable of being completed timely on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of the Company Board, as expressed in a resolution adopted at a duly constituted meeting (based on the advice of the Company's independent financial advisor), is reasonably capable of being obtained by such third party.

  7.2    Efforts; Consents, Notices and Approvals.
         ----------------------------------------

         (a) General. Subject to the terms and conditions herein provided, each
             -------
of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable following the date of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreements, and to cooperate with each of the other parties hereto in connection with the foregoing, including using its reasonable best efforts: (A) to obtain all necessary waivers, consents and approvals from third parties; (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign laws or regulations; (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (D) to effect all necessary registrations and filings, including filings under the HSR Act and submissions of information requested by governmental authorities; and (E) to fulfill all conditions to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either the Parent or the Company to effect the Offer, the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without the Parent's prior written consent, commit to any divestiture transaction, and neither the Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses or assets of the Parent or any of its Affiliates or that otherwise would result in a change, event, circumstance, development or effect that is or is reasonably likely to have a materially adverse effect on the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Parent and the Affiliates of Parent which are controlled by Parent ("Controlled Parent Affiliates"), taken as a whole, or of any of Parent's other Affiliates.

         (b) Without limitation, for purposes of the foregoing, the obligation of the Parent and the Merger Sub to use "reasonable best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a modification of the terms of such documents, or to make any guaranty or monetary payment in consideration of such waiver, consent or approval.

         (c) Notifications by Company. The Company shall confer with the Parent
             ------------------------
on a regular and frequent basis as reasonably requested by the Parent concerning operational matters and promptly advise the Parent orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, could have, a Material Adverse Effect. The Company shall promptly provide to the Parent (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         (d) State Takeover Law. Without limiting the generality of Section
             ------------------
7.2(a), if any "fair price" or "business combination" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated by this Agreement or by the Stockholder Agreements, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

  7.3    Notification of Certain Matters.
         -------------------------------

         (a) By the Company. The Company shall give prompt notice to the Parent
             --------------
of (i) the inaccuracy of representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to
                --------  -------
cure any breach or otherwise affect the representations, warranties, covenants or agreements of the Company or the conditions to the obligations of the parties hereunder. Without limiting the foregoing, the Company shall, promptly and in any event within 24 hours after it has notice of any of the following, notify the Parent of:

             (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

             (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transaction contemplated hereby.

         (b) By the Parent. The Parent shall give prompt notice to the Company
             -------------
of (i) any representation or warranty made by the Parent or the Merger Sub contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by the Parent or the Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such
                                        --------  -------
notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants or agreements of the Parent or the Merger Sub or the conditions to the obligations of the parties hereunder.

  7.4    Company Stockholder Approval of the Merger.
         ------------------------------------------

         (a) Calling of Company Stockholders Meeting. If the approval of this
             ---------------------------------------
Agreement by the stockholders of the Company is required under the GBCC in order to consummate the Merger, the Company shall, acting through the Company Board, at the Parent's request, as soon as practicable following the acceptance for payment of, and payment for, Shares by the Merger Sub in the Offer (coordinating the timing thereof with the Parent), duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining such stockholder approval. The Company shall, through the Company Board, recommend to its stockholders that they approve this Agreement and approve the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 7.4(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or
(ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement, the Offer or the Merger. Notwithstanding the foregoing, if the Merger Sub or any other subsidiary of the Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of the Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 14-2-1104 of the GBCC. To the extent permitted by the GBCC and Article 7.1 of the Company's Articles of Incorporation, as amended, and in accordance with all relevant provisions thereof, at Parent's request, the Company shall take all necessary and appropriate action to obtain the requisite approval and adoption by the Company's stockholders of this Agreement and the Merger by written consent without a meeting.

         (b) Preparation of Proxy Statement. If the approval of this Agreement
             ------------------------------
by the stockholders of the Company is required under the GBCC in order to consummate the Merger, the Company shall, at the Parent's request, as soon as practicable following the acceptance for payment of, and payment for, shares by the Merger Sub in the Offer, prepare and file with the SEC a proxy or information statement (the "Proxy Statement") in accordance with the Exchange Act and any other applicable laws, and will use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify the Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information, and shall supply the Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff, or any other government officials on the other hand with respect to the Proxy Statement. The Company shall consult with the Parent and its counsel prior to responding to any comments from the SEC or its staff or any other government officials. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders and file with the SEC any such amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to the Company's stockholders unless it has first obtained the consent of the Parent to such mailing, which consent shall not be unreasonably withheld.

             (c) Voting of Shares by the Parent and the Merger Sub. The Parent
                 -------------------------------------------------
shall cause all Shares purchased by the Merger Sub pursuant to the Offer and all other Shares owned by the Parent or the Merger Sub or any other subsidiary of the Parent to be voted in favor of the approval of this Agreement.

         7.5 Access to Information. The Company shall, and shall cause each of
             ---------------------
its Subsidiaries and the Company's and such Subsidiaries' Representatives to, afford to the Parent and its Representatives reasonable access, at all reasonable times, during the period prior to the Effective Time, to all of the Company's and any of its Subsidiaries', properties, books, records, contracts, commitments and personnel and shall furnish the Parent all financial, operating and other data and information as the Parent may reasonably request. Unless otherwise required by law, the Parent will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. Without limiting the generality of the foregoing, the Company shall, within two business days of any request therefor, provide to the Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 14-2-1602 of the GBCC (assuming such holder met the requirements of such section). The Company shall use its commercially reasonable efforts to secure for the Company access to and copies of the workpapers of its independent public accountants. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the Offer or the Merger.

         7.6 Public Disclosure. Except as may be required by law or stock market
             -----------------
regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and (ii) the Parent and the Company shall each use its reasonable best efforts to consult with the other party before issuing, and provide each other with a reasonable opportunity to review and comment upon, any other press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to using such efforts; provided that nothing in this Section 7.6 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

         7.7 Indemnification.
             ---------------

         (a) For a period of six years from and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, a director or officer of the Company (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer, or employee of the Company, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law in form and substance which is reasonably satisfactory to the Surviving Corporation), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain one (but only one) counsel reasonably satisfactory to them and Surviving Corporation, and in such instance the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, and (c) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (b) The Surviving Corporation agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers, and employees of the Company and its Subsidiaries (the "Covered Parties") as provided in their respective articles of incorporation, bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, further, however, that nothing contained in this
Section 7.7(b) shall be deemed to preclude the liquidation, consolidation, or merger of the Company or any Company Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Parent shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made after consultation with independent counsel mutually agreed upon between the Surviving Corporation and the Indemnified Party.

         (c) The Parent, from and after the Effective Time, will directly or indirectly cause the persons who served as directors or officers of the Company at or before the Effective Time to be covered by the Company's existing directors' and officers' liability insurance policy (provided that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms and conditions which are not less advantageous than such policy), provided that the Parent shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premiums paid prior to the date hereof (which premiums the Company has disclosed to the Parent), but in such case shall purchase as much coverage as possible for such amount. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six years after the Effective Time.

         (d) If the Parent or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of the Parent shall assume the obligations set forth in this Section 7.7.

  7.8    Company Stock Options; Warrants; Convertible Debt.
         -------------------------------------------------

         (a) Payment for Company Stock Options. As soon as practicable following
             ---------------------------------
the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Stock Options heretofore granted under any

Company Stock Plan to provide that each Company Stock Option outstanding shall be canceled in exchange for a cash payment by the Company at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration per Share over (y) the exercise price per Share subject to such Company Stock Option, multiplied by (ii) the number of Shares for which such Company Stock Option shall not theretofore have been exercised. The Company shall use its best efforts to obtain all consents of the holders of the Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at the Parent's request, be withheld in respect of any Company Stock Option until all necessary consents are obtained.

         (b) Withholding Taxes; Consents Required; No Acceleration. All amounts
             -----------------------------------------------------
payable pursuant to this Section 7.8 shall be subject to any required withholding of Taxes and shall be paid without interest.

         (c) Termination of Company Stock Plans. The Company Stock Plans shall
             ----------------------------------
terminate as of the Effective Time, and the provisions in any other Company Employee Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall terminate and be deleted as of the Effective Time or (if permissible) at the Merger Sub's request, upon the initial acceptance of the Shares pursuant to the Offer, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan or other Company Employee Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

         (d) Payment of Company Warrants. As soon as practicable following the
             ---------------------------
date of this Agreement, the Company Board shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Warrants heretofore granted to provide that each Company Warrant outstanding shall be canceled in exchange for a cash payment by the Company at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration per Share over (y) the exercise price per Share subject to such Company Warrant, multiplied by (ii) the number of Shares for which such Company Warrant shall not theretofore have been exercised. The Company shall use its commercially reasonable efforts to obtain all consents of the holders of the Company Warrants as shall be necessary to effectuate the foregoing.

         (e) Treatment of Convertible Debt. The Company shall take all actions
             -----------------------------
necessary to block the conversion into Company Common Stock of any unpaid principal and interest outstanding under that certain Amended and Restated Credit Agreement, dated February 27, 2001, between the Company and Omnicom Finance, Inc., as amended (the "Company Credit Agreement") including, but not limited to issuing a conversion blockage notice and prepaying any unpaid principal and interest thereunder in cash within ten business days after the delivery of such conversion blockage notice. The Company shall repay all unpaid amounts of principal and interest under the Company Credit Agreement in full prior to the Effective Time. Unless the obligation to make such repayment is waived by Parent, Parent shall provide financing on commercially reasonable terms in light of the nature of this transaction in amounts sufficient to satisfy such obligation to Omnicom Finance, Inc. under the terms of the Company Credit Agreement as in effect on the date of this Agreement.

         7.9  Employee Stock Purchase Plan. As soon as practicable following the
              ----------------------------
date of this Agreement, the Company Board or, if appropriate, any committee administering the Company 2000 Employee Stock Purchase Plan (the "ESPP"), shall, if permitted by the terms of the ESPP, adopt such resolutions or take such actions as are required to (i) cancel all options under such plan and (ii) terminate such plan prior to the Effective Time and return all payroll deductions credited to the participants in such plan entitled thereto.

         7.10 Stockholder Litigation. The Company shall keep the Parent fully
              ----------------------
informed of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no settlement of any such litigation shall be agreed to without the Parent's consent.

         7.11 401(k) Plan. In the event Closing occurs before October 1, 2001,
              -----------
the Company will amend its 401(k) Plan to provide that it covers only employees of the Company.

                                  ARTICLE VIII

                                   CONDITIONS
                                   ----------

         8.1  Conditions to Obligation of Each Party to Effect the Merger. The
              -----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

              (a) the Parent or the Merger Sub shall have made, or caused to be made, the Offer on the terms and conditions set forth therein and shall have purchased, or caused to be purchased, all Shares validly tendered and not withdrawn pursuant to the Offer;

              (b) this Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company, if any, required by the GBCC and the Company's Articles of Incorporation, as amended;

              (c) any requisite waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any other applicable competition, merger, control, antitrust or similar law or regulation shall have expired or been terminated; and

             (d) no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by any Governmental Entity nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity shall be in effect, which would make the acquisition or holding by the Parent or its subsidiaries of the Shares or shares of common stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

  9.1    Termination. This Agreement may be terminated at any time prior to
         -----------
the Effective Time, whether prior to or after approval by the stockholders of the Company, as follows:

         (a) subject to Section 1.3(c), by mutual written consent of the Parent and the Company;

         (b)    by either the Parent or the Company:

                (i) if (x) as a result of the failure of any of the offer conditions set forth in Annex I the Offer shall have terminated or
                                 -------
         expired in accordance with its terms without the Merger Sub having accepted for payment any Shares pursuant to the Offer or (y) the Merger Sub shall not have accepted for payment any Shares pursuant to the Offer on or before November 20, 2001, provided that if on such date each of the offer conditions other than the HSR Condition has been fulfilled or is capable of being fulfilled, then such date shall be extended to January 20, 2002 (as applicable, the "Outside Date"); provided, further, however, that the right to terminate this Agreement
         --------  -------  -------
         pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been a principal cause of or resulted in the failure of the Offer to be consummated on or before the Outside Date; or

                (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, any Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party which has not performed its obligations under Section 7.2;

         (c) by the Parent prior to the purchase of Shares pursuant to the
Offer:

                (i) in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (X) would give rise to the failure of a condition set forth in paragraph (ii)(E) or (ii)(F) of Annex I and (Y) cannot be or
                                                  -------
         has not been cured within 20 days after the giving of written notice to the Company; or

                (ii) if the Parent is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (ii)(G) of Annex I or if the Company breaches Section 7.1.
         -------

         (d) by the Company, prior to the purchase of any Shares pursuant to the Offer, if the Parent or the Merger Sub breaches or fails to perform in any material respect any of their respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform materially impairs the Parent's and the Merger Sub's ability to consummate the Offer or the Merger and which breach or failure to perform cannot be or has not been cured within 20 days after the giving of written notice to the Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

         (e) by the Company in connection with entering into a definitive agreement as permitted by Section 7.1(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that the Company makes simultaneous payment to the Parent of funds as required by Section 9.3(b).

  9.2    Effect of Termination. In the event of the termination of this
         ---------------------
Agreement as provided in Section 9.1, all obligations and agreements of the parties set forth in this Agreement shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of the Parent, the Merger Sub or the Company hereunder, except as set forth in 4.24,
Section 5.5, Section 6.2, this Section 9.2, Section 9.3 and Article X, which provisions shall survive such termination; provided that the foregoing shall not relieve any party for liability for a willful or intentional breach of this Agreement.

  9.3    Fees and Expenses.
         -----------------

         (a) General. Except as otherwise provided in Section 9.2 or this
             -------
Section 9.3, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and no party may recover any such fees and expenses from the other parties upon any termination of this Agreement.

         (b) Payment of Fees by the Company to the Parent. The Company shall
             --------------------------------------------
immediately pay to the Parent the following amounts under the circumstances and on the terms set forth as follows, in cash by wire transfer of same-day available funds if:

             (i) the Company terminates this Agreement pursuant to Section 9.1(e), the Company shall pay the Termination Fee (as defined in Section 9.3(c)) within one business day following such termination;

             (ii) the Parent terminates this Agreement pursuant to Section 9.1(c)(ii) or as a result of the Company's breach of or failure to perform Section 7.1, the Company shall pay the Termination Fee within one business day following such termination; and

             (iii) the Parent terminates this Agreement pursuant to Section 9.1(c)(i) and after the date hereof and prior to such termination an Acquisition Proposal shall have been made (x) the Company shall pay the Expenses of the Parent upon demand, and (y) if concurrently therewith or within nine months thereafter, the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, then, the Company shall pay the Termination Fee upon the earlier of the execution of such agreement or upon consummation of such Acquisition Proposal.

         (c) Termination Fee and Expenses. For the purpose of this Agreement,
             ----------------------------
(i) "Expenses" means documented out-of-pocket fees and expenses incurred or paid by or on behalf of the Parent and/or the Merger Sub in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of law firms, investment banking firms, accountants, experts and consultants to the Parent and/or the Merger Sub, and (ii) "Termination Fee" means $8,000,000, less the aggregate amount of Expenses paid to the Parent pursuant to this Agreement.

  9.4 Amendment. At any time prior to the Effective Time, the parties may amend,
      ---------
modify and supplement this Agreement in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby; provided,
                                                                       --------
however, that after any such stockholder approvals shall have been obtained, no
-------
amendment shall be made which, under applicable law, requires the further approval of such stockholders without such approval. Any such amendment, modification or supplement shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of each of the parties.

  9.5 Extension; Waiver. At any time prior to the Effective Time, the parties
      -----------------
may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso in Section 9.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  9.6 Procedure for Termination, Amendment, Extension or Waiver. A termination
      ---------------------------------------------------------
of this Agreement pursuant to Section 9.1, an amendment, modification or supplement of this Agreement pursuant to Section 9.4 or an extension or waiver of this Agreement pursuant to Section 9.5 shall, in order to be effective, require, in the case of the Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors (which, in the case of the Company, shall include the approval contemplated by Section 1.3(c)).

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1 Nonsurvival of Representations and Warranties. The respective
              ---------------------------------------------
representations and warranties of the Company, the Parent and the Merger Sub contained in this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 10.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

         10.2 Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed duly delivered if delivered by hand, by facsimile transmission, or by courier or overnight carrier to the persons at the addresses set forth below:

              (a) If to the Parent or the Merger Sub:

                  c/o CareerBuilder, Inc.
                  10970 Parkridge Boulevard
                  Suite 200
                  Reston, VA  20191
                  Attention:  Robert J. McGovern
                  Facsimile No.:  703-259-5510


                  with a copy to:

                      Hale and Dorr LLP
                      11951 Freedom Drive, Suite 1400
                      Reston, Virginia 20190

                  Attention:       Donald L. Toker, Jr., Esq.
                  Facsimile No.    (703) 654-7100

              (b) If to the Company:

                  333 Research Court
                  Suite 200
                  Norcross, GA  30092
                  Attention:  Robert M. Montgomery
                  Facsimile No.:

                  with a copy to:

                      Alston & Bird LLP

                 1201 West Peachtree Street
                 Atlanta, GA  30390

             Attention:       J. Vaughan Curtis, Esq.
             Telecopy No.:    (404) 881-7777


         Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

         Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

         10.3 Entire Agreement. This Agreement (including the Schedules and
              ----------------
Exhibits hereto) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

         10.4 No Third Party Beneficiaries. Except as provided in Section 7.7
              ----------------------------
above, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

         10.5 Assignment. Neither this Agreement nor any of the rights,
              ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent and/or the Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of the Parent without the consent of the Company, provided that the Parent and/or the Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         10.6 Severability. Any term or provision of this Agreement that is
              ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

         10.7  Counterparts and Signature. This Agreement may be executed in two
               --------------------------
or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

         10.8  Interpretation. When reference is made in this Agreement to an
               --------------
Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, including Annex I, they shall be deemed to be followed by the words
                     -------
"without limitation." For purposes of this Agreement, the Company shall not be deemed to be an Affiliate or Subsidiary of the Merger Sub or the Parent. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

         10.9  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware; except to the extent that the laws of the State of Georgia apply to the Merger and the rights of the Company stockholders relative to the Merger.

         10.10 Remedies. Except as otherwise provided herein, any and all
               --------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.11 Submission to Jurisdiction. Each of the parties hereto (a)
               --------------------------
consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

         10.12 WAIVER OF JURY TRIAL. EACH OF THE PARENT, THE MERGER SUB AND THE
               --------------------
COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  [Remainder of page intentionally left blank.]

               SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        PARENT COMPANY



Date of Execution: August 22, 2001      By:      /s/ JAMES THOLEN
                                             -----------------------------------
                                             Name:     James Tholen
                                                  ------------------------------
                                             Title:    Vice President
                                                   -----------------------------



                                        BIDDER COMPANY


Date of Execution: August 22, 2001      By:      /s/ JAMES THOLEN
                                             -----------------------------------
                                             Name:     James Tholen
                                                  ------------------------------
                                             Title:    Vice President
                                                   -----------------------------


                                        SUBJECT COMPANY



Date of Execution: August 24, 2001      By:      /s/ ROBERT M. MONTGOMERY
                                             -----------------------------------
                                             Name:     Robert M. Montgomery
                                                  ------------------------------
                                             Title:    Chief Executive Officer
                                                   -----------------------------

                                     ANNEX I
                                     -------

                             CONDITIONS OF THE OFFER

         Capitalized terms used in this Annex I but not defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger (the "Agreement") of which this Annex I is a part.

Notwithstanding any other provisions of the Offer or the Agreement, and in addition to (and not in limitation of) the Merger Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if:

         (i) prior to the expiration date of the Offer, (A) the Minimum Condition shall not have been satisfied, or (B) any waiting period under the HSR Act pursuant to the Offer shall not have expired or been terminated ("HSR Condition"), or

         (ii) at any time on or after the date of the Agreement and prior to the expiration date of the Offer, any of the following conditions shall exist and be continuing:

              (A) there shall be threatened in writing, instituted or pending any suit, action or proceeding by any Governmental Entity (1) seeking to challenge, or which could reasonably be expected to make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly, the transactions contemplated by the Agreement or the Stockholder Agreements, including the Offer and the Merger, or seeking to obtain from the Company or (to the extent it relates to the transactions contemplated by the Agreement or the Stockholder Agreements, including the Offer or the Merger) the Parent or any of its Affiliates, any material damages, (2) seeking to prohibit or limit the ownership or operation by the Company, the Parent or the Merger Sub of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or (to the extent it relates to the transactions contemplated by the Agreement or the Stockholder Agreements, including the Offer or the Merger) of the Parent and its Affiliates, (3) seeking to compel the Company, the Parent or the Merger Sub to dispose of or to hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries taken as a whole or (to the extent it relates to the transactions contemplated by the Agreement or the Stockholder Agreements, including the Offer or the Merger) of the Parent or any of its Affiliates, (4) seeking to impose any material limitation on the ability of the Company, the Parent or the Merger Sub to conduct the business or own a material portion of the assets of the Company and its Subsidiaries taken as a whole, or (to the extent it relates to the transactions contemplated by the Agreement or Stockholder Agreements, including the Offer or the Merger)

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of the Parent or any of its Affiliates, (5) seeking to impose limitations on the ability of the Parent or the Merger Sub to acquire or hold, or to exercise full rights of ownership of any Shares, including the right to vote such Shares on all matters properly presented to the Company's stockholders, (6) seeking to require divestiture by the Parent or the Merger Sub of all or any of the Shares,
(7) seeking to impose material limitations on the ability of the Merger Sub, or rendering the Merger Sub unable, to accept for payment, pay for or purchase all of the Shares pursuant to the Offer and the Merger, or (8) that otherwise has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

                  (B) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, promulgated, entered, enforced, amended or issued, by any Governmental Entity, which is applicable to or deemed applicable to (x) the Parent, the Merger Sub, the Company or any Subsidiary of the Company or (y) the Offer, the Merger, the Agreement or the Stockholder Agreements, other than the routine application to the Offer, the Merger or the transactions contemplated by the Stockholder Agreements of the waiting period provisions under the HSR Act, that result in, or could reasonably be expected to result in, directly or indirectly, any of the consequences referred to in paragraph (ii)(A) above;

                  (C) any change or event shall have occurred which has had or could reasonably be expected to result in, a Material Adverse Effect;

                  (D) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on any U.S. securities exchange or in the Nasdaq National Market for a period in excess of five hours (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and any suspensions or limitations resulting solely from physical damage or interference with such markets not related to market conditions), (2) any decline in any of the Dow Jones Industrial Average or the Nasdaq National Market in excess of 40% measured from the close of business on the trading day immediately preceding the date of the Agreement, (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (4) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other financial institutions, (5) a commencement or escalation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, or (6) in the case of any of the foregoing existing at the date of the Agreement, an acceleration or worsening thereof;

                  (E) (I) the representations and warranties of the Company set forth in Section 4.2 of the Agreement shall be inaccurate in any respect except for de minimis amounts as of the date of the Agreement or the scheduled or extended expiration date of the Offer, (II) the representations and warranties of the Company set forth in Section 4.3 of the Agreement shall be inaccurate in any material respect as of the date of the Agreement or the scheduled or extended expiration date of the Offer or (III) the representations and warranties of the Company set forth

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in the Agreement (other than Sections 4.2 and 4.3 of the Agreement) shall be inaccurate as of the date of the Agreement or the scheduled or extended expiration date of the Offer (except to the extent that any such representation or warranty refers specifically to a particular date, in which case such representation or warranty shall be true and correct as of such date) unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualification or expectations contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, do not result in a Material Adverse Effect;

                  (F) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

                  (G) (1) the Company Board or any committee thereof shall have
(A) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Parent or the Merger Sub its approval or recommendation of the Offer, the Merger, the Agreement or the Stockholder Agreements, or (B) approved or recommended, or proposed to approve or recommend, or announced a neutral position with respect to, any Acquisition Proposal (2) the Company shall have entered into, or publicly announced its intention to enter into, any agreement with respect to any Acquisition Proposal or (3) the Company Board or any committee thereof shall have resolved to do any of the foregoing;

                  (H) beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Shares has been acquired by any person or group (as defined in Section 13(d)(3) of the Exchange Act), provided, that in the case of ITC such beneficial ownership shall not have been increased above 28%;

                  (I) the Agreement shall have been terminated in accordance with its terms; or

                  (J) all consents necessary to the consummation of the Offer or the Merger including, without limitation, consents from parties to loans, contracts, leases or other agreements shall not have been obtained, other than consents the failure to obtain which would not have a Material Adverse Effect;

which in the sole judgment of the Parent and the Merger Sub, in any such case and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

         The foregoing conditions are for the sole benefit of the Parent and the Merger Sub and may be asserted by the Parent and the Merger Sub regardless of the circumstances giving rise to any such condition and may be waived by the Parent or the Merger Sub (except for the Minimum Condition), in whole or in part, at any time and from time to time, in their respective sole

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discretion. The failure by the Parent or the Merger Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

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